EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                      OF

                           CORNELL CORRECTIONS, INC.

                           ADOPTED FEBRUARY 23, 1998

                        AMENDED AND RESTATED BYLAWS OF

                           CORNELL CORRECTIONS, INC.

                               Table of Contents


ARTICLE I

      OFFICES................................................................1
      1.1   REGISTERED OFFICE................................................1
      1.2   OTHER OFFICES....................................................1

ARTICLE II

      MEETINGS OF STOCKHOLDERS...............................................1
      2.1   PLACE OF MEETINGS................................................1
      2.2   ANNUAL MEETINGS..................................................1
      2.3   SPECIAL MEETINGS.................................................1
      2.4   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS...................2
      2.5   REGISTERED HOLDERS OF SHARES;
              CLOSING OF SHARE TRANSFER RECORDS; AND RECORD DATE.............3
      2.6   QUORUM...........................................................4
      2.7   VOTING BY STOCKHOLDERS...........................................4
      2.8   PROXIES..........................................................5
      2.9   NO SHAREHOLDER ACTION WITHOUT MEETING............................5

ARTICLE III

      DIRECTORS..............................................................5
      3.1   DUTIES AND POWERS................................................5
      3.2   NUMBER AND ELECTION OF DIRECTORS.................................6
      3.3   VACANCIES........................................................6
      3.4   RESIGNATIONS.....................................................6
      3.5   MEETINGS.........................................................6
      3.6   QUORUM...........................................................6
      3.7   ACTIONS WITHOUT A MEETING........................................6
      3.8   TELEPHONIC MEETINGS..............................................6
      3.9   COMMITTEES.......................................................7
      3.10  REIMBURSEMENT OF EXPENSES........................................7
      3.11  PROTECTION FOR RELIANCE..........................................7
      3.12  CONSIDERATION OF SOCIAL, ECONOMIC AND
              OTHER FACTORS IN EVALUATING A BID..............................7



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ARTICLE IV

      OFFICERS...............................................................8
      4.1   GENERAL..........................................................8
      4.2   ELECTION.........................................................8
      4.3   DUTIES...........................................................8
      4.4   CHAIRMAN.........................................................8
      4.5   PRESIDENT........................................................8
      4.6   VICE PRESIDENTS..................................................9
      4.7   SECRETARY AND ASSISTANT SECRETARIES..............................9
      4.8   TREASURER AND ASSISTANT TREASURERS...............................9
      4.9   REMOVAL..........................................................9
      4.10  VOTING SECURITIES OWNED BY THE CORPORATION......................10

ARTICLE V

      STOCK.................................................................10
      5.1   FORM OF CERTIFICATES............................................10
      5.2   SIGNATURES......................................................10
      5.3   LOST CERTIFICATES...............................................10
      5.4   TRANSFERS.......................................................10
      5.5   BENEFICIAL OWNERSHIP............................................11
      5.6   DIVIDENDS.......................................................11

ARTICLE VI

      INDEMNIFICATION.......................................................11
      6.1   GENERAL.........................................................11
      6.2   EXPENSES........................................................11
      6.3   ADVANCES........................................................12
      6.4   REQUEST FOR INDEMNIFICATION.....................................12
      6.5   NONEXCLUSIVITY OF RIGHTS........................................12
      6.6   INSURANCE AND SUBROGATION.......................................12
      6.7   SEVERABILITY....................................................13
      6.8   CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION.................13
      6.9   DEFINITIONS.....................................................13

ARTICLE VII

      NOTICES...............................................................14
      7.1   NOTICES.........................................................14
      7.2   WAIVER OF NOTICE................................................14



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ARTICLE VIII

      MISCELLANEOUS.........................................................14
      8.1   FISCAL YEAR.....................................................14
      8.2   AMENDMENTS......................................................14










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
                        AMENDED AND RESTATED BYLAWS OF

                           CORNELL CORRECTIONS, INC.


                                   ARTICLE I

                                    OFFICES

      1.1 REGISTERED OFFICE. The registered office of Cornell Corrections, Inc., a Delaware corporation (the "Corporation"), is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.

      1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

      2.1 PLACE OF MEETINGS. Annual or special meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If not so designated or stated, such meeting shall be held at the registered office of the Corporation.

      2.2 ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors and stated in the notice of such meeting. At the annual meeting, the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting of stockholders of the Corporation stating the place, date and hour of the meeting shall be sent to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Failure to hold the annual meeting shall not work a forfeiture or dissolution of the Corporation or affect otherwise valid corporate acts.

      2.3 SPECIAL MEETINGS. Unless otherwise prescribed by the Delaware General Corporation Law ("DGCL") or by the Certificate of Incorporation of the Corporation (as amended or restated from time to time, the "Certificate of Incorporation"), special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or by any two or more directors of the Corporation. Written notice of the special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.
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      2.4   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

            (a) NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.4(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days prior to the first anniversary of the date of the previous year's annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to, or delayed by more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the tenth (10th) day following the day on which the date of such meeting has been first "publicly disclosed" (in the manner provided in the last sentence of this Section 2.4(a) by the Corporation). Any stockholder's notice pursuant to this Section 2.4(a) shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting and in accordance with the provisions of these Amended and Restated Bylaws (these "Bylaws"), and if he should so determine, he shall so declare to the meeting and any such nomination not properly brought before the meeting shall be disregarded. For purposes of these Bylaws, "publicly disclosed" or "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

            (b) NOTICE OF BUSINESS. Except as set forth in Section 2.4(a), at any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any


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      stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this
      Section 2.4(b). For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 50 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except (i) in accordance with the procedures set forth in this Section 2.4(b) or (ii) with respect to nominations of persons for election as directors of the Corporation, in accordance with the provisions of Section 2.4(a) hereof. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4(b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

      2.5 REGISTERED HOLDERS OF SHARES; CLOSING OF SHARE TRANSFER RECORDS; AND RECORD DATE.

            (a) REGISTERED HOLDERS AS OWNERS. Unless otherwise provided under Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this
      Section 2.4) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.



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            (b) RECORD DATE. For the purpose of determining stockholders of the
      Corporation entitled to notice of or to vote at any meeting of stockholders of the Corporation or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders of the Corporation for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders of the Corporation, such date in any case to be not more than 60 days and, in the case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders of the Corporation is to be taken. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

If the Board of Directors does not fix a record date for any meeting of the stockholders of the Corporation, the record date for determining stockholders of the Corporation entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 7.2 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      2.6 QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders of the Corporation for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders of the Corporation, the stockholders of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      2.7   VOTING BY STOCKHOLDERS.

            (a)   VOTING ON MATTERS OTHER THAN THE ELECTION OF
      DIRECTORS. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the stockholders of the Corporation as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the

      Restated Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, the Exchange Act or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders of the Corporation), the vote required for approval shall be a majority of the votes cast on the matter.

            (b) VOTING IN THE ELECTION OF DIRECTORS. Unless otherwise provided in the Certificate of Incorporation or these Bylaws in accordance with the DGCL, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

            (c) OTHER. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders of the Corporation, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      2.8 PROXIES. Each stockholder of the Corporation entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders of the Corporation shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

      2.9 NO SHAREHOLDER ACTION WITHOUT MEETING. From and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, except for action by unanimous written consent, which is expressly allowed.

                                  ARTICLE III

                                   DIRECTORS

      3.1 DUTIES AND POWERS. The business, affairs and property of the Corporation shall be managed by or under the directorship of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws authorized or required to be exercised or done by the stockholders of the Corporation.



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      3.2 NUMBER AND ELECTION OF DIRECTORS. The number of directors of the
Corporation shall be determined in the manner provided in the Corporation's Certificate of Incorporation. Directors shall be elected by class for three (3) year or other terms as specified in the Corporation's Certificate of Incorporation, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal for cause from office.

      3.3 VACANCIES. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Corporation's Certificate of Incorporation.

      3.4 RESIGNATIONS. Any director of the Corporation may resign at any time upon written notice to the Corporation. To be effective, such notice of resignation need not be formally accepted by the Board of Directors. A director of the Corporation need not be a stockholder of the Corporation or a resident of the State of Delaware.

      3.5 MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or by the President or by any two or more directors of the Corporation. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone, telegram or facsimile on 24 hours' notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      3.6 QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      3.7 ACTIONS WITHOUT A MEETING. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      3.8 TELEPHONIC MEETINGS. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all


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persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

      3.9 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

      3.10 REIMBURSEMENT OF EXPENSES. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other consideration as director. No such reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees shall be allowed like reimbursement for attending committee meetings.

      3.11 PROTECTION FOR RELIANCE. Any member of the Board of Directors, or any member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      3.12  CONSIDERATION OF SOCIAL, ECONOMIC AND OTHER FACTORS IN
EVALUATING A BID. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered but also to all other relevant factors, including without limitation (i) the financial and managerial resources and future prospects of the party, (ii) the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, and (iii) the effects on the communities in which the Corporation's facilities are located.


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                                  ARTICLE IV

                                   OFFICERS

      4.1 GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors, a Chief Financial Officer, a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

      4.2 ELECTION. The Board of Directors shall elect or appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are elected and qualified, or until the earlier of their resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

      4.3 DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

      4.4 CHAIRMAN. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business, affairs and properties of the Corporation and its general officers. The Chairman shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board of Directors.

      4.5 PRESIDENT. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If there is no Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation; otherwise, he shall be the Chief Operating Officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chairman of the Board or the President. The President shall preside at all meetings of the stockholders of the Corporation and the Board of Directors, unless the Board of Directors has appointed a Chairman of the Board, who


                                     -8-
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would preside at all such meetings. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

      4.6 VICE PRESIDENTS. At the request of the President or in his absence or in the event of his inability or refusal to act, any Vice President may perform the duties of the President and, when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If there is no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President and, when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.

      4.7 SECRETARY AND ASSISTANT SECRETARIES. The Secretary or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders of the Corporation and record all the proceedings at such meetings in a book or books to be kept for that purpose, and the Secretary or an Assistant Secretary shall also perform similar duties for the standing committees when required. The Secretary or an Assistant Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Corporation and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or any Vice President. If a Secretary or Assistant Secretary shall be unable or shall refuse to cause to be given notice of any meeting of the stockholders of the Corporation or any special meeting of the Board of Directors, then either the Board of Directors, the Chairman of the Board, the President or any Vice President may choose another officer to cause such notice to be given. The Secretary or an Assistant Secretary shall see that all corporate books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      4.8 TREASURER AND ASSISTANT TREASURERS. The Treasurer or an Assistant Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chairman of the Board, the President or any Vice President. The Treasurer or an Assistant Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer or Assistant Treasurer and of the financial condition of the Corporation.

      4.9 REMOVAL. Any officer may be removed, with or without cause, by the Board of Directors. Any such removal shall be without prejudice to any rights such officer may have pursuant to any employment contract he may have with the Corporation. Any vacancy in an office may be filled by the Board of Directors.



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
      4.10 VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE V

                                     STOCK

      5.1 FORM OF CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates of stock, signed in the name of the Corporation (i) by the Chairman of the Board, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of stock in the Corporation owned by the holder named in the certificate.

      5.2 SIGNATURES. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      5.3 LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the delivery to the Secretary of the Corporation of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      5.4 TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.


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
      5.5 BENEFICIAL OWNERSHIP. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      5.6 DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting thereof, and may be paid in cash, in property or in shares of capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                  ARTICLE VI

                                INDEMNIFICATION

      6.1 GENERAL. The Corporation shall indemnify and hold harmless an Indemnitee (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 6.6 hereof) from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Section 6.2, Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties, amounts paid in settlement or Expenses) arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Corporation. The Corporation may, but shall not be required to, indemnify and hold harmless an Indemnitee from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Section 6.2, Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties, amounts paid in settlement or Expenses) arising out of any event or occurrence related to the fact that Indemnitee is or was an employee or agent of the Corporation or is or was serving in another Corporate Status.

      6.2 EXPENSES. If Indemnitee is, by reason of his serving as a director, officer, employee or agent of the Corporation, a party to and is successful, on the merits or otherwise, in any Proceeding, the Corporation shall indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. If Indemnitee is, by reason of any Corporate Status other than his serving as a director, officer, employee or agent of the Corporation, a party to and is successful, on the merits or otherwise, in any Proceeding, the Corporation may, but shall not be required to, indemnify him against all Expenses


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
actually and reasonably incurred by him or on his behalf in connection therewith. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Corporation may, but shall not be required to, indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

      6.3 ADVANCES. In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the Corporation may, but shall not be required to, pay to Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in these Bylaws and (ii) satisfactory evidence as to the amount of such Expenses.

      6.4 REQUEST FOR INDEMNIFICATION. To request indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

      6.5 NONEXCLUSIVITY OF RIGHTS. This Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Restated Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of directors of the Corporation, or otherwise. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VI nor those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the potential to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

      6.6 INSURANCE AND SUBROGATION. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation, an Indemnitee who is a director or officer of the Corporation shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies. In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

      6.7 SEVERABILITY. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      6.8 CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION. Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

      6.9 DEFINITIONS. For purposes of this Article VI:

            (a) "CORPORATE STATUS" describes the status of a person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Corporation. For purposes of this Agreement, "serving at the written request of the Corporation" includes any service by Indemnitee which imposes duties on, or involves services by, Indemnitee with respect to any employee benefit plan or its participants or beneficiaries.

            (b) "EXPENSES" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

            (c) "INDEMNITEE" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section
      6.1 or 6.2 hereof by reason of his Corporate Status.

            (d) "MATTER" is a claim, a material issue or a substantial request for relief.

            (e) "PROCEEDING" includes any action, suit, alternate dispute resolution mechanism, hearing or any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or mediative, any appeal in any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation that could lead to any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding, except one initiated by an Indemnitee to enforce his rights under this Article VI.

                                  ARTICLE VII

                                    NOTICES

      7.1 NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile or cable.

      7.2 WAIVER OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE VIII

                                 MISCELLANEOUS

      8.1 FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year.

      8.2 AMENDMENTS. These Bylaws may be altered, amended or repealed or new bylaws may be adopted only in the manner provided in the Corporation's Certificate of Incorporation.


Adopted February 23, 1998





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